                                                                   EXHIBIT 10.16

[LOGO]                                       HARRIS
                                             SEMICONDUCTOR

                                             Contracts

                                             December 2, 1997

                                             OPTUM
                                             SOFTWARE

                                     OPTUM
                                    SOFTWARE
                                   ORDER FORM

      This ORDER, made as of the date of acceptance below by and between Harris Corporation Semiconductor Sector ("CLIENT"), with its principal place of business at P.O. Box 883, Melbourne, Florida 32902-0883 and OPTUM Software Corporation ("OPTUM"), with its principal place of business at 3330 Harbor Boulevard, Costa Mesa, California, 92626, provides for the products and services identified below pursuant to the Master Agreement Terms and Conditions.

     TERMS & CONDITIONS                           PROGRAM(S)                 SERVICES                    THIRD PARTY
                                                                     ADDENDUM A - PROGRAM(S) LICENSE
Attachment A:
      Move License Fee (50 concurrent users)      $275,000
                                                                ADDENDUM B - PROFESSIONAL SERVICES & HARDWARD
                                                                              (Estimated Fees)
Attachment A:
      Statement of Work (See pricing detail:
      Exhibit A and Gap Analysis: Exhibit B)                                 $540,600

Attachment B:
      Hardware Purchase (See detail: Exhibit C)                                                             $137,157
                                                                     ADDENDUM C - MAINTENANCE & SUPPORT
Attachment A:                                                                       1
      Supported Client Sites                                             Kuala Lumpur

Attachment B:
      Annual Support Fees/year MOVE based on                                 $ 51,188
      annual Standard support (7 X 24) based
      on a three year contract, with annual
      payments and certified CLIENT help desk

Pass thru Expenses (Estimated)                                               $ 75,000

Column Totals                                     $275,000                   $666,788                       $137,157

Grand Total                                                                                               $1,078,945

Approvals:

OPTUM                                               CLIENT

By: /s/ Paul A. Crist                               By: /s/ Karl McCelley
    --------------------------                          ------------------------
Acceptance Date: 12/12/97                           Acceptance Date: 1-20-98
                 -------------                                       -----------

                       MASTER AGREEMENT TERMS & CONDITIONS

This Master Agreement along with the Order Form and the Addenda's and Attachments shall form the complete agreement ("AGREEMENT") between the parties, and shall supersede and replace all previous oral and written representations, warranties, disclosures, correspondence, AGREEMENTS or understandings, expressed or implied related to the subject matter of this AGREEMENT prior to the Acceptance Date hereof. The following Addenda's and Attachments have been included in this AGREEMENT.

               ADDENDUM A          PROGRAM(S) License Terms & Conditions
               Attachment A:       PROGRAM(S) License Fees.

               ADDENDUM B          Professional Services Terms & Conditions
               Attachment A:       Statement of Work
               Exhibit A:          Price Detail
               Exhibit B:          Gap Analysis
               Attachment B:       Hardware Purchase Option
               Exhibit C:          RF Price Detail

               ADDENDUM C          Maintenance & Support Terms & Conditions
               Attachment A:       Supported Client Sites
               Attachment B:       Maintenance & Support Fees

1.0 DEFINITIONS

1.1 "PROGRAM" or "PROGRAM(S)"shall mean the object code of the computer PROGRAM(S) owned or distributed by OPTUM for which CLIENT is granted a license pursuant to this AGREEMENT, and the related documentation, instructions, user's guides, and subsequent updates, whether in printed or machine readable form. Any enhancements of the licensed PROGRAM(S) purchased by the CLIENT are included in the PROGRAM(S).

1.2 "ORDER FORM" shall mean the document by which the CLIENT orders PROGRAM(S) licenses and services, and which is agreed to by the parties. The ORDER FORM shall reference the Acceptance Date of this AGREEMENT.

1.3 "AGREEMENT" shall mean OPTUM'S standard form or ordering any of the following: PROGRAM(S) licenses, Configuration Workshop Services, Project Implementation Services, Start-Up Services, Maintenance & Support Services, or Third Party Hardware/Software. When completed and signed by both parties, the AGREEMENT shall document the items which have been granted and which are to be provided under this AGREEMENT.

1.4 "SUPPORTED PROGRAM(S) LICENSE" shall mean a license for which CLIENT has ordered Maintenance and Support Services for the relevant time period.

1.5 "UPDATE(S)" shall mean subsequent releases of the PROGRAM(S) which are generally made available for SUPPORTED PROGRAM(S) LICENSES at no additional charge, other than media services and handling charges. Updates shall not include any releases, options or future products which OPTUM licenses separately.

1.6 "SYSTEM READINESS TEST (SRT)" shall mean the verification by the CLIENT that the PROGRAM(S) meet the CLIENT's expectations as mutually defined by the CLIENT and OPTUM as the SRT acceptance criteria for potential modifications, functional tests, host interface test, system performance and training/ documentation material and are officially accepted by the CLIENT.

1.7 "LETTER OF AUTHORIZATION (LOA)" shall mean formal authorization to perform services, procure hardware, change of scope, etc., from an authorized individual within the CLIENT's organization.

2.0 AGREEMENT OF OVERVIEW OPTUM will license to CLIENT the PROGRAM(S) and perform certain services for CLIENT according to the Terms and Conditions of this AGREEMENT.

3.0 DOCUMENT PRECEDENCE
If the terms of this AGREEMENT differ from the terms of any other documentation provided by OPTUM, the descending order of precedence of the terms that shall govern is (1) Statement Of Work, (2) Attachments, (3) Addenda's, (4) Agreement,
(5) Order Form, (6) Letter of Authorization.

4.0 TERM AND TERMINATION

4.1 Term
This AGREEMENT and each license granted hereunder shall remain in effect perpetually unless terminated as provided in Paragraph 4.2.

4.2 Termination
OPTUM shall have the right to terminate this AGREEMENT after a thirty (30) calendar day cure period for material breach of any of the terms contained in this AGREEMENT and/or violations of OPTUM's copyrights or trade secrets which are Proprietary Property and Data under this AGREEMENT. CLIENT shall upon effective date of such notice cease to use the PROGRAM(S) for any purpose. The provisions of this paragraph with respect to termination shall be reciprocal on behalf of CLIENT should OPTUM breach its obligations under this AGREEMENT. CLIENT shall upon effective date of such notice cease to use the PROGRAM(S) for any purpose. The provisions of this paragraph with respect to termination shall be reciprocal on behalf of CLIENT should OPTUM breach its obligations under this AGREEMENT.

4.3 Effect of Termination
Termination of this AGREEMENT or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief nor shall such termination relieve CLIENT's obligation to pay all fees accrued prior to such termination.

4.4 Return of PROGRAM(S) Upon Termination
Upon termination of this AGREEMENT by OPTUM of CLIENT's breach, CLIENT shall (a) cease using the applicable PROGRAM(S), within 30 days of termination and (b) certify to OPTUM within ninety (90) days after termination that CLIENT has destroyed or has returned to OPTUM the PROGRAM(S) and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

4.5 Termination For Convenience
CLIENT reserves the right upon 30 days' advance written notice from CLIENT'S Contractual Authority, to terminate all or any part of the work specified in the Statement of Work for CLIENT'S own convenience. Any such termination will not be construed as a cancellation for breach. Upon OPTUM'S receipt of such notice of termination. OPTUM agrees to immediately (i) stop work under this order to the extent specified in the notice, (ii) terminate all of OPTUM'S own orders and subcontracts to the extent they relate solely to the terminated work, (iii) place no further orders for materials or otherwise except as necessary to complete nonterminated work and (iv) take all necessary steps to protect uncompleted work or other property in which CLIENT has an interest. CLIENT'S exclusive liability and OPTUM'S exclusive remedy for such termination will be payment (a) for finished goods and services delivered or performed according to schedule prior to termination, subject to CLIENT'S final acceptance, (b) of OPTUM'S actual costs of the terminated portion of the work to the extent such costs reasonable and properly allocable under generally accepted accounting principles, excluding any lost or anticipated profits: and (c) of OPTUM'S actual costs of discharging liabilities for termination of applicable subcontracts reasonable cost for protection work in which CLIENT has an interest. CLIENT reserves the right to direct the manner of disposition of any work or property CLIENT pays for hereunder. OPTUM'S TERMINATION CLAIM MUST BE SUBMITTED TO HARRIS IN WRITING NOT LATER THAN NINETY (90) DAYS FROM THE DATE OPTUM RECEIVES CLIENT'S TERMINATION NOTICE. In no event will CLIENT'S liability in the aggregate exceed the total price which would have been paid hereunder for the work had it not been terminated or be greater than the actual cost incurred by OPTUM plus a reasonable profit plus 60 days' additional cost (if necessary) to enable OPTUM personal transfer to other OPTUM projects. The 60-day transfer cost shall not exceed $80,000 dollars (U.S.) NOTWITHSTANDING THE FOREGOING, TO THE EXTENT SUCH TERMINATION INVOLVES GOODS OPTUM NORMALLY MANUFACTURES OR SUPPLIES FOR DISTRIBUTION TO OTHER CUSTOMERS, AND NOT SPECIALLY MANUFACTURED TO THIS ORDER, CLIENT'S ESCLUSIVE LIABILITY AND OPTUM'S ESCLUSIVE REMEDY WILL BE PAYMENT FOR FINISHED GOODS AND SERVICES DELIVERED OR PERFORMED ACCORDING TO SCHEDULE PRIOR TO TERMINATION, SUBJECT TO THE CLIENT'S FINAL ACCEPTANCE, AT THE APPLICABLE PRICE SPECIFIED. The provisions of the paragraph 4.5 will not apply to any portion of this order cancelled for OPTUM'S breach.

5.0 LIMITATION OF LIABILITY
IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. OPTUM'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY CLIENT UNDER THIS AGREEMENT. THE PROVISIONS OF THIS ARTICLE 5 ALLOCATE THE RISKS UNDER THIS AGREEMENT BETWEEN OPTUM AND CLIENT.

6.0 ASSIGNMENT
This AGREEMENT may not be assigned by CLIENT, or, OPTUM without prior written consent of the other party and any attempted assignment made without benefit of such prior written consent shall be deemed null, void, and of no legal force of effect. OPTUM and CLIENT agree not to unreasonably withhold consent to assignment. In the case of merger, acquisition, or complete or partial sale of the CLIENT's business this AGREEMENT may be reassigned to the successor corporation using the PROGRAM(S) without prior knowledge or consent of OPTUM, or CLIENT so long as the successor corporation is duly informed of this AGREEMENT and OPTUM, or CLIENT is notified within thirty (30) days after the transaction occurs.

7.0 JURISDICTION

7.1 Governing Law
This AGREEMENT shall be governed by the laws of the State of California, and shall be deemed to be executed in Orange County, California.

7.2 Jurisdiction
Both parties agree that, without respect to the place of making or place of performance of this AGREEMENT, in the event OPTUM initiates any action against CLIENT, the same shall be exclusively governed by and interpreted according to California law, both statutory and decisional. OPTUM shall be entitled to collect legal fees, court costs and other reasonable costs and fees should OPTUM prevail. Both parties agree that, without respect to the place of making or place of performance of this AGREEMENT, in the event CLIENT initiates any action against OPTUM, the same shall be exclusively governed by and interpreted according to California law, both statutory and decisional. CLIENT shall be entitled to collect legal fees, court costs and other reasonable costs and fees should CLIENT prevail.

8.0 NOTICES
All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed via certified mail return receipt requested to the CLIENT address below (if to CLIENT) or to the OPTUM address below (if to OPTUM). Written notice may also be sent via a carrier which guarantees overnight delivery or by Facsimile.

STEVE TRAINES

Contracts Business Mgr.                        VP, Operations
Harris Semiconductor                           OPTUM
P.O. Box 883, M/S 53-170                       3330 Harbor Blvd
Melbourne, FL  32902-0883                      Costa Mesa, CA  92626

9.0 WAIVER
The waiver by either party of any default or breach of this AGREEMENT shall not constitute a waiver of any other or subsequent default or breach.

10.0 SOLICITATION OF EMPLOYEES
OPTUM and CLIENT agree that during the term of this AGREEMENT, including extensions or modifications thereto, and for one year thereafter, neither will solicit, either directly or indirectly, for employment or hire, any technical or professional employee of either company without the prior written approval of that company. If during the term of this agreement, either party accepts for employment an employee form the other, the hiring party agrees to pay the other 100% of the employees first years wages.

11.0 PAYMENT TERMS AND PRICES
All invoices will be due and payable within thirty (30) days of receipt. Interest will be charged on delinquent accounts at the rate of ten percent (10%) per year, invoiced bi-monthly for undisputed invoices. OPTUM may at its sole option terminate this AGREEMENT, in accordance with section 4.2, or temporarily suspend all of its responsibilities under this AGREEMENT in the event CLIENT is delinquent in payment of any undisputed invoice from OPTUM for a period of more than thirty (30) days after written notice from OPTUM. Prices quoted herein are exclusive of all sales and use taxes. CLIENT shall pay or reimburse OPTUM for all such taxes. In addition to these fees, CLIENT shall be billed for shipping, media, and insurance charges when OPTUM is required to send materials to CLIENT.

12.0 FORCE MAJEURE
If performance of this AGREEMENT, or any obligation hereunder, is prevented, restricted, or interfered with by reason of fire, flood, earthquake, explosion, or other casualty or accident, strikes or labor disputes OPTUM or CLIENT are a party to, inability to procure or obtain delivery of supplies or power, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such cause of non-performance and shall resume performance hereunder and shall notify the other party of the cause and expected duration of such claimed force majeure and any force majeure lasting more than 90 days will entitle CLIENT to cancel all agreements and receive a refund of license fees and all service fees paid.

13.0 SEVERABILITY
In the event any provision of this AGREEMENT is held to be invalid or unenforceable, the remaining provisions of this AGREEMENT will remain in full force and effect.

14.0 MULTIPLE ORIGINALS
This AGREEMENT may be executed in duplicate counterparts, each of which shall be deemed an original hereof, and all of which shall constitute one original AGREEMENT. This AGREEMENT may also be executed by facsimile, with each facsimile signature having the same force and effect as an original signature.

15.0 BINDING EFFECT
On and after the date affixed by OPTUM in its written acceptance by signature above ("Acceptance Date") this AGREEMENT shall be deemed binding upon and inure to the benefit of the parties, their respective personal representative, successors and assigns.

16.0 NONDISCLOSURE
The CLIENT confidential disclosure agreement dated November 19th, 1997 executed by the parties hereto is incorporated by reference into this agreement as if fully set forth herein.

17.0 EXPORT ADMINISTRATION
If the PROGRAM(S) are for use outside the United States, CLIENT agrees to comply fully with all relevant regulations of the US Department of Commerce and with the United States Export Administration Act to assure that the PROGRAM(S) and media are not exported in violation of United States law. OPTUM agrees to obtain any export license required if any, for the delivery of the initial PROGRAM(S) and all subsequent upgrades to the client site outside of the U.S.

18.0 ENTIRE AGREEMENT
This AGREEMENT constitutes the complete AGREEMENT and supersedes all previous AGREEMENTS or representations, written or oral. This AGREEMENT may not be modified or amended except in a writing signed by a duly authorized representative of each party.

19.0 ARBITRATION
All disputes, differences, or questions between the parties concerning the construction, interpretation, and effect of this Agreement or any clause herein contained, or the rights and liabilities of the parties, will first be attempted to be settled by non-binding arbitration. In the case of a dispute, difference, or question, either party may send to the other party a certified letter asking for arbitration and appointing its arbitrator. Within one (1) month, the other party will indicate the name of its own arbitrator, failing which, an arbitrator will be appointed by the President of the American Arbitration Association. The two arbitrators so appointed will meet within one (1) month after the appointment of the last arbitrator. If they do not agree as to their decision, they will chose a third arbitrator, and if they do not agree within one (1) month on the choice of the arbitrator, the third arbitrator will be appointed by the President of the American Arbitration Association. The arbitration will be governed by California law and the decision of the arbitrators will be non-binding. The arbitrators must agree to conduct the arbitration in confidence or this paragraph shall not be binding on either party. The parties may mutually agree to make the decision final at any time. CLIENT or OPTUM may appeal within 20 days if an arbitration decision is reached. If the decision is acceptable to the parties, the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. This clause shall survive termination of the Agreement.

20.0 PRICING
OPTUM guarantees that CLIENT will be offered a price quote for new PROGRAM(S) which represents its lowest price given to any other client of a like value and scope of business relationship.

21.0 DEFAULT
In the event of default by OPTUM, CLIENT may notify OPTUM (default notice) specifying the basis(es) for each default and advising OPTUM that such default must be cured within thirty (30) days of notice or the AGREEMENT may be terminated. Notwithstanding, CLIENT may, in it's sole discretion allow OPTUM to rectify the default to CLIENT'S reasonable satisfaction. CLIENT may grant an additional period of such duration as CLIENT'S rights hereunder, so long as OPTUM has commenced curing such default and is effectuating a cure with diligence and continuity during such thirty (30) day period or any other period which CLIENT prescribes. After thirty (30) days, the default notice shall be sent to OPTUM specifying the date OPTUM shall discontinue services upon the termination date.

22.0 REMEDIES FOR DEFAULT
Upon termination for default of OPTUM by CLIENT as set forth in Clause 21.0, all obligations of CLIENT to pay any fees or make any payments of any kind, immediately shall cease. Additionally, any milestone or project payments paid by CLIENT shall be immediately reimbursed to CLIENT by OPTUM.

Approvals:

OPTUM                                               CLIENT

By: /s/ Paul A. Crist                               By: /s/ Karl McCelley
    --------------------------                          ------------------------
Acceptance Date: 12/12/97                           Acceptance Date: 1-20-98
                 -------------                                       -----------

                                      OPTUM
                                    SOFTWARE
                                   ADDENDUM A
                      PROGRAM(S) LICENSE TERMS & CONDITIONS

This PROGRAM(S) License AGREEMENT between OPTUM and the CLIENT shall set forth the terms and conditions under which OPTUM will license to CLIENT the PROGRAM(S).

1.0 PROGRAM(S) LICENSE

1.1 Rights Granted

1.1.1 OPTUM hereby grants to CLIENT a perpetual, nonexclusive, irrevocable license to use the PROGRAM(S) CLIENT obtains pursuant to this AGREEMENT on one production , one development and one training computer to (a) use the PROGRAM(S) solely for CLIENT'S data processing operations on the specific CPU designated in the relevant Addendum A/Attachment A and on up to two (2) additional CPU's for the purpose of training, testing and software verification prior to releasing a new version into production and a backup system if the designated production CPU is inoperative; and to (b) copy the PROGRAM(S) for archival or backup purposes. All archival and backup copies of the PROGRAM(S) are subject to the provisions of this AGREEMENT, and all titles trademarks, and copyright and restricted rights notices shall be reproduced in such copies; and to (c) combine the PROGRAM(S) with other PROGRAM(S) products, provided that the PROGRAM(S) or such portions thereof included in such derivative PROGRAM(S) products remain subject to the provisions of this AGREEMENT. The license(s) granted are independent of other agreements. CLIENT has the option to continue using the PROGRAM(S) without paying annual maintenance fees if they so desire.

1.1.2 CLIENT agrees not to cause or permit the reverse engineering or disassembly of the PROGRAM(S) .

1.1.3 By virtue of this AGREEMENT, CLIENT acquires only the right to use the PROGRAM(S) and does not acquire any rights of ownership. All rights, title and interest in the PROGRAM(S) shall at all times remain the property of OPTUM. This section is subordinate to section 7.0 regarding Escrow.

1.2 Transfer and Assignment

1.2.1 The agreement shall provide for the unrestricted transferability of the PROGRAM(S) to any site within the CLIENT Semiconductor Sector and to any of the then current OPTUM "Approved" computer platforms of greater capacity and/or to different models of the same or competitive manufacture SRT upon written notice to OPTUM.

1.2.2 The rights granted herein are restricted for use by CLIENT and may not be assigned or transferred to a third party except as provided by Section 6.0 of the Master Agreement. The rights granted for an unlimited site Enterprise License apply to CLIENT and it subsidiaries but not to the parent Harris Corporation.

1.3 Media and Documentation.
OPTUM will provide CLIENT with three (3) copies of all system and user level documentation (MOVE User Guide, System Administrator's Guide and MOVE configuration Guide). OPTUM grants the unlimited right to CLIENT to duplicate the above documentation for internal use only. CLIENT shall acquire no right to copy Oracle Documentation by this AGREEMENT, OPTUM will provide CLIENT one(1) electronic set of documentation in OPTUM'S standard application format. Any request to perform conversion to non-standard OPTUM application formats will incur time and material cost to the CLIENT. For the Limited or Full Enterprise License purchase, OPTUM shall deliver to the shipment address specified in the Order Form, one copy of the software media ("Master Copy") and one set of documentation for each PROGRAM(S) (MOVE and Oracle) currently available in production release as of the date the PROGRAM(S) are ordered for the use on the applicable Designated Systems. The Acceptance Period for each of the PROGRAM(S) and all subsequent copies shall commence on the delivery by OPTUM of the Master Copy of the PROGRAM(S) at the Pilot Site Acceptance Test sign off, and all subsequent copies shall be deemed accepted upon acceptance of the Master Copy. CLIENT shall be responsible for copying the software media for the PROGRAM(S) and installing the PROGRAM(S) in accordance with the terms specified herein.

1.4 Verification
On OPTUM'S reasonable request, but not more frequently than annually, CLIENT shall furnish OPTUM with a signed statement (a) verifying that the PROGRAM(S) are being used pursuant to the provisions of this AGREEMENT; (b) listing the location, type, and serial number of any and all CPUs on which the PROGRAM(S) are run; and (c) listing the number of users currently accessing the PROGRAM(S). Oracle and/or OPTUM, may at their expense, audit CLIENT's use of the PROGRAM(S). Any such audit shall be conducted during regular business hours at CLIENT's facilities and shall not unreasonably interfere with CLIENT's business activities. If an audit reveals that CLIENT has underpaid fees to OPTUM, CLIENT shall be invoiced for such underpaid fees based on the prices listed in Addendum A/Attachment A; if the underpaid fees exceed 5% of the license fees paid, then CLIENT shall also pay Oracle's or OPTUM'S reasonable costs of conducting the audit. Audits shall be conducted no more than once annually.

2.0 INVOICING
Invoice for payment of license fees shall be according to Addendum A/Attachment A - PROGRAM(S) License Fees

3.0 WARRANTIES & REMEDIES

3.1 Infringement Indemnity
OPTUM will defend and indemnify CLIENT against a claim that PROGRAM(S) furnished and used within the scope of this AGREEMENT infringe a copyright or patent, (a) CLIENT shall notify OPTUM in writing as soon as reasonably practical after receipt of claim. (b) OPTUM shall have sole control of the defense and all related settlement negotiations, and (c) CLIENT shall provides OPTUM with the reasonable assistance, information, and authority necessary to perform the above; reasonable expenses incurred by CLIENT in providing such reasonable assistance will be reimbursed by OPTUM. If CLIENT has changed the source code, OPTUM shall have no liability for any claim of infringement based on: (a) use of a superseded or altered release of PROGRAM(S) if such infringement would have been avoided by the use of a current unaltered release of the PROGRAM(S) that OPTUM provides to CLIENT; or (b) the combination, operation, or use of any PROGRAM(S) furnished under this AGREEMENT with PROGRAM(S) or data not furnished or certified by, OPTUM if such infringement would have been avoided by the use of the PROGRAM(S) without such PROGRAM(S) or data. In the event the PROGRAM(S) are held or are believed by OPTUM to infringe, OPTUM shall have the option, at its expense, to [1] modify the PROGRAM(S) to be noninfringing without loss of features or functionality [2] obtain for CLIENT a license to continue using the PROGRAM(S), [3] replace the PROGRAM(S) with a nonfringing product complying with the PROGRAM(S) specifications without the loss of features or functionality or [4] terminate the license for the infringing PROGRAM(S) and refund the fees paid for those PROGRAM(S) plus any or all other programs licensed by CLIENT at CLIENT'S option. Item number four cannot be exercised unless #1, #2 and #3 are unavailable.

3.2 Warranties and Disclaimers

3.2.1 PROGRAMS(S) License Warranties
For each SUPPORTED PROGRAM(S) LICENSE OPTUM warrants that the PROGRAM(S), unless modified by CLIENT, will perform the functions described in the Configuration Workshop Product Definition documentation provided by OPTUM when operated on the designated hardware and operating system. OPTUM will undertake best efforts to correct any reported error condition in accordance with its Maintenance & Support AGREEMENT.

3.2.2 OPTUM does not warrant that the PROGRAM(S) will meet CLIENT's requirements outside those described in the Configuration Workshop Production Definition documentation provided by OPTUM. OPTUM does not warrant that they will operate in combination not defined in the Configuration Workshop Product Definition documentation provided by OPTUM which CLIENT may select for use. OPTUM does not warrant that the operation of the PROGRAM(S) will be uninterrupted or error-free, or that Oracle PROGRAM(S) ERRORS will be corrected.

3.2.3 Media Warranty: OPTUM warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use. CLIENT may return defective media to OPTUM and it will be replaced without charge. Replacement of media is CLIENT's sole remedy in the event of a media defect.

3.2.4 Support for Year 2000: The MOVE software shall be Millennium Compliant. In the event that any of the MOVE software is found at any date in the future to be non-Millennium Compliant as (defined below), then OPTUM will make any and all modification necessary to make the software Millennium Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century shall be made at no additional charge. As used in this Agreement, "Millennium Compliant" shall mean the ability of the system to provide the following functions:

(i) Consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing date calculations on date or portions of dates;

(ii) function accurately in accordance with the Specifications and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

(iii) respond to two-digit date input in away that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and

(iv) store and provide output of date information in ways that are unambiguous as to century.

4.0 PROGRAM(S) SUPPORT
OPTUM shall support the PROGRAM(S) for Ninety (90) days from the date of SRT CLIENT's Final Acceptance Test at no additional charge according to OPTUM'S standard Maintenance & Support plan. Thirty (30) days of Acceptance Testing is included in the Statement Of Work and billed at standard time and material rates. The CLIENT may at its option continue support on an annual Maintenance & Support AGREEMENT which shall extend the support for the PROGRAM(S) for the time frame selected and paid for by the CLIENT.

5.0 PROGRAM(S) USE
The PROGRAM(S) are not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any other inherently dangerous applications. The CLIENT hereby agrees that OPTUM shall not be liable for any claims or damages arising from such use if the CLIENT uses the PROGRAM(S) for such applications. The CLIENT agrees to indemnify and hold OPTUM harmless from any claims for losses, costs, damages, or liability arising out of or in connection with the use of the PROGRAM(S) in such applications.

6.0 CLIENT SOURCE CODE ESCROW
The following represents a summary of the terms and conditions of OPTUM'S escrow agreement with DSI.

6.1 OPTUM agrees that, within sixty (60) days after the execution of this AGREEMENT, source of code of PROGRAM(S) will be irrevocably deposited with a third party escrow agent. The nature and completeness of any deposited materials shall at all times be subject to verification by CLIENT.

6.2 OPTUM further agrees to maintain the aforementioned source PROGRAM(S), currently by irrevocably depositing with the escrow agent any modifications, improvements, enhancements or replacement PROGRAM(S) within sixty (60) days after their availability.

6.3 OPTUM further agrees to deposit a copy of the source code to the escrow agent upon execution of the AGREEMENT. Future releases of the source code will be deposited with the escrow agent within sixty (60) days after the release is made available to CLIENT. CLIENT shall pay the reasonable fees, currently estimated at $500 per year, for the escrow agent, when approved in advance by CLIENT.

6.4 In the event that OPTUM ceases to carry on business on a regular basis, or fails, or is otherwise unable to maintain the PROGRAM(S) for any reason whatsoever, the source code will be delivered to CLIENT by the escrow agent with whom the materials are deposited per Attachment B Escrow Agreement.

6.5 Once the deposited materials have been delivered to CLIENT, CLIENT shall have the non-exclusive perpetual. world-wide, royalty free right to use the source code, free of charge.

Approvals:

OPTUM                                               CLIENT

By: /s/ Paul A. Crist                               By: /s/ Karl McCelley
    --------------------------                          ------------------------
Acceptance Date: 12/12/97                           Acceptance Date: 1-20-98
                 -------------                                       -----------

                             ADDENDUM A/ATTACHMENT A
                             PROGRAM(S) LICENSE FEES

DESCRIPTION OF PROGRAMS & UPGRADES:

THE PROGRAM is OPTUM'S warehouse management system called MOVE/NT. OPTUM guarantees the release of the MOVE/NT PROGRAM in a 'production ready' state, by February, 15, 1998. OPTUM will replace the MOVE/UNIX version with the MOVE/NT version at no cost, except for Professional Services if necessary to perform the loading, testing, verification, etc. The MOVE/NT version will provide the same level of functionality as described in the MOVE specification documentation. Modifications developed by OPTUM for Harris can be incorporated into the NT version of MOVE at no additional cost to Harris. OPTUM guarantees that both the UNIX and the NT version of MOVE provide equivalent functionality as stated in the MOVE Specification document. All upgrades are subject to the terms and conditions as the standard OPTUM MOVE product and services.

FINAL ACCEPTANCE CRITERIA:

'VV' Acceptance is defined as 30 days after 1st shipment of the KL VV PDC Finished Goods Inventory being processed on the NT/Optum PRODUCT with no more than 10 days of interruption and the last 10 days without interruption caused by OPTUM PROGRAM(S). Payment will be withheld until the last 10 uninterrupted days are achieved.

'Power' Acceptance is defined as 30 days after 1st shipment of the KL Power PDC Finished Goods Inventory being processed on the NT/Optum PRODUCT with no more than 10 days of interruption and the last 10 days without interruption caused by the OPTUM PROGRAM(S). Payment will be withheld until the last 10 uninterrupted days are achieved.

'Final Acceptance' of the MOVE WMS is defined as when MOVE NT successfully handles 100% of the daily KL PDC transaction volume (2,000 lines/day), or the then current volume at the time of 'Final Acceptance', whichever is less.

MISCELLANEOUS:

Interface to RF Bar Code Equipment:

OPTUM guarantees that the MOVE software will interface and perform with the following RF bar code scanning equipment suppliers: Intermec, Telxon and Symbol.

Maintenance Support Plan:

Maintenance & Support agreements current at the time of software replacement with the MOVE/NT version will continue in full force providing for equivalent support at no additional cost. OPTUM plans upgrades to the latest versions of critical system software (e.g. NT, Oracle) within 18 months or sooner from the certified release date.

LOCATION OF INSTALLATIONS:

The location of the implementation is the Harris Semiconductor Sector Distribution Center in Kuala Lumpur, MAYLASIA.

TYPE OF COMPUTER HARDWARE:

The project will commence utilizing the UNIX version of MOVE with the appropriate server hardware configuration (Harris is to secure the necessary UNIX hardware) to meet the requirements of the project implementation plan. The appropriate NT hardware will be determined during the System Configuration Stage of the project. The NT hardware will support:

o NT 4.0 ON x86 platform

o Oracle 7.3 or greater

o SQL Net 2.3 or greater

PAYMENT TERMS FOR PROGRAMS(S) LICENSE FEE

Price       MOVE:         $275,000             (50 Concurrent Users)

Total                     $275,000

Note: Sales tax to be determined by OPTUM and CLIENT finance departments separately.

PAYMENT SCHEDULE FOR PROGRAM(S) LICENSE FEES

Invoiced upon Order Placement                     15%

Customer Empowerment Completion                   25%

Completion of SRT w/Modifications                 30%

'VV' Acceptance (estimated to be 10%
 of total volume and 30 days after start up)       20%       (Acceptance as
                                                             defined above)

'Power' Acceptance (estimated to be 40%
 of total volume and 60 days after start up)       10%       (Acceptance as
                                                             defined above)

CONVERSION TO ENTERPRISE LICENSE

This option allows Harris Semiconductor to convert its license fee to an Enterprise Wide license fee for the Harris Semiconductor Sector. Harris has the option to convert its single site license (Kuala Lumpur) to an Enterprise license for an additional $125,000 license fee ($400,000 total license fee). The option must be executed within thirty (30) days after Final Harris Acceptance of the Kuala Lumpur site. Harris may also elect to convert to an Enterprise license up to (12) months after the Final Harris Acceptance at the Kuala Lumpur site for an additional $225,000 license fee ($500,000 total license fee). The Enterprise license conversion option is exclusively limited to Harris Semiconductor Sector locations. An Enterprise license for Harris Corporation can be negotiated at any time and license fee paid by Harris Semiconductor Sector to that point will be credited toward the Harris Corporate Enterprise license.

                                      OPTUM
                                    SOFTWARE
                                   ADDENDUM B
                    PROFESSIONAL SERVICES TERMS & CONDITIONS

OPTUM will perform Professional Services as described in the STATEMENT OF WORK, Attachment A. CLIENT is to pay for said services based on the following terms and conditions.

1.0 STATEMENT OF WORK (SOW)
Professional Services to be performed by OPTUM for the CLIENT are defined by a Statement of Work, Attachment A. The Statement of work defines the estimated scope of work, location of work, labor hours allocated by task, material to be procured by task, and a proposed schedule to be followed on a "best effort" basis. The Statement of Work may be redefined by CLIENT or OPTUM and is subject to review and approval by each party and an appropriate adjustment of work hours and fees.

2.0 PROFESSIONAL SERVICES
Fees for services are based on the time and materials expended on a project (including travel time to and from the site) by executive, management, technical and support personnel. Fees are based on OPTUM'S then current published rates. OPTUM reserves the right to change the rates annually on August 1. The annual increase to these rates shall not exceed 3%.

3.0 REIMBURSABLE EXPENSES
The following items of expense will be billed as they occur at their annual expense:

3.1 Transportation and subsistence expenses incurred for necessary travel.

3.1.1 For use of personal or company vehicles at 30 cents per mile plus all parking and toll fees.

3.1.2 For use of rental cars plus all parking, toll fees and taxis.

3.1.3 Expenses in accordance with CLIENT travel policy.

3.2 Shipping, overnight delivery services, and insurance charges for project-associated materials and/or products shipped by OPTUM.

3.3 Modem telephone connect charges and international telephone connect charges.

4.0 INVOICES
Will be submitted once a month for services performed during the prior month for time & materials work.

5.0 WARRANTY
OPTUM'S professional services will be performed in accordance with generally accepted engineering and professional practices. This warranty is in lieu of all other warranties expressed or implied.

6.0 TIME & MATERIAL CONTRACT
OPTUM will perform the agreed upon services on a time-and-material basis. If, at any time during the course of performance, the estimate of cost or schedule should change, OPTUM will notify CLIENT. It is understood that CLIENT will not be obligated to reimburse OPTUM for costs incurred in excess of the estimated cost until same is revised and approved by CLIENT, nor will OPTUM be required to continue performance once the actual costs of performance are equal to the estimated costs established in the contract until such additional costs are approved by CLIENT.

Approvals:

OPTUM                                               CLIENT

By: /s/ Paul A. Crist                               By: /s/ Karl McCelley
    --------------------------                          ------------------------
Acceptance Date: 12/12/97                           Acceptance Date: 1-20-98
                 -------------                                       -----------

                            ADDENDUM B/ATTACHMENT A:
                     PROFESSIONAL SERVICES STATEMENT OF WORK

This document defines the Statement of work for the implementation of the MOVE Warehouse Management System (WMS) at one of the CLIENT Distribution Facilities. This Statement of Work consists of the following components:

o Project overview

o List of OPTUM deliverables

o List of CLIENT responsibilities

o Base Line Project schedule

o Base Line Work Breakdown Structure

o Payment Schedule

1.0 PROJECT OVERVIEW
The MOVE Warehouse Management Solution will automate the distribution operations in the CLIENT facility. The solution, as presently defined, is provided by the standard MOVE functionality with enhancements, which will be defined during the Configuration Workshop performed during the System Configuration Phase. The project will implemented with OPTUM'S Process-21 Project Implementation Methodology which includes the following basic:

o Contract acceptance

o Project Preparation

o Customer Empowerment

o System Configuration

o Implementation

o Installation & Start-up

o System Support

1.1 PROJECT PREPARATION PHASE
During the Project Preparation phase both the CLIENT and OPTUM will form their respective team members who will be responsible for the implementation of the project. These team members will then begin preparations for the Project Initiation Review. These preparations include defining the scope of the first site, developing project risks and mitigation plans, preparing process flows and development of the Project Initiation Review (PIR) briefing.

1.2 CUSTOMER EMPOWERMENT PHASE
The Customer Empowerment Phase begins with the Project Initiation Review. This review will base line the project scope, the project schedule, the project costs and the associated project risk and issues. Once completed this review kickoffs a number of standard processes. These include Team Training, Interface Definition, Requirements Documentation, Pilot Hardware and Third Party Software Acquisition, Site Preparation I and the Installation and Integration of the Pilot Hardware and Third Party Software.

The technical environment will be defined, with third party hardware and software requirements detailed and orders placed for the first site. The focus of this phase is to "empower" the CLIENT with knowledge of the OPTUM product prior to beginning the Configuration Workshop and to obtain the system integration components for use in configuring the first site.

The Site Preparation process will include the preparation of the CLIENT site by CLIENT. The RF vendor selected by CLIENT will perform the RF site survey for the CLIENT site.

1.3 SYSTEM CONFIGURATION PHASE
The System Configuration Phase begins with the System Configuration Readiness Review. This review will status the project and assess the readiness of the project to enter the Configuration Workshop process. The standard process within this phase include the Configuration Workshop, Configuration and Mapping Review, Pilot Configuration and Mapping and Verification, Test Development and Planning, Operational Flow Documentation, and Start-up Plan Development.

The interactive Configuration Workshop (CWS) sessions between CLIENT and OPTUM representatives, will include tasks to review the business requirements and work flows of the CLIENT facility. These requirements will be matched to the Move System functionality. The CLIENT warehouse will be mapped to MOVE, and the system configured with standard CLIENT data. During this phase OPTUM will provide standard data loading utilities and instruct the CLIENT in their use.

During the phase CLIENT will provide OPTUM, as part of the Test Development and Planning activity, with a reasonable set of "acceptance criteria". These criteria will be based on the specifications set forth in the MOVE specification document and CLIENT requirements document: these specifications are subject to change based on findings as a result of the configuration workshop. CLIENT is obligated to develop an acceptance test plan consistent with the approved acceptance criteria and subject to final acceptance by both OPTUM and CLIENT. In this phase OPTUM will provide example test cases for reference or reuse by the CLIENT.

1.4 IMPLEMENTATION PHASE
This phase begins with the Implementation Readiness Review. The completion of this review initiates a number of processes. These include processes to develop the Host Interface to MOVE, System Integration, and the Start-up Readiness Test.

Host Development includes all the tasks necessary to implement the interface between MOVE and the CLIENT Host System. OPTUM will support CLIENT with this activity. The system integration process will integrate hardware, third party software components with the MOVE software as specified in the Project Plan. This process will also integrate any enhancement made to the MOVE product.

Prior to the Start-up Readiness Test, the team will hold a Readiness Review. This review will provide a mechanism for assessing the status of preparations for the Start-up Readiness Test (SRT). Assessment includes review of the test plan, the test data, the test scenarios and the acceptance criteria developed in the prior phase. During the SRT, the MOVE system is validated against the System Readiness Test Plan. A sign-off of the SRT Acceptance Form by the CLIENT will constitute acceptance of this phase by the CLIENT. Acceptance of the PROGRAM(S) is defined in Addendum A/Attachment A.

The communications link between MOVE and the CLIENT business host and other peripheral devices, if any, will be established and tested by CLIENT. Initial integration tests will be performed at the site to verify the basic operation of the system and the communications link between the host and other peripheral devices, if any. Backup and recovery operations will also be verified by the CLIENT at this time. The MOVE system is validated against the System Readiness Test Plan. A sign off of the SRT Acceptance Form by the CLIENT will constitute acceptance by the CLIENT of this phase. OPTUM will provide support, as required, during integration of the business host.

1.5 INSTALLATION AND STARTUP PHASE
The Installation and Start-up Phase begins with the Start-up Initiation Review. This is a comprehensive review of the project to insure that all the activities necessary for a successful start-up have been, or are scheduled to be, completed. Completion of this review begins a number of activities including Site Preparation II and User Training. Once complete a Start-up Readiness Review is held to status start-up just before the cut-over process begins. Equipment including the NT server, CRT's, terminals, and printers will be installed and the communication network set-up. The MOVE system will be installed and operation validated by OPTUM. The system database will be finalized via the conversion and loading of product master, UOM, and initial inventory data. The initial warehouse map created during the system configuration phase will be updated as required. System operators, supervisors, and system administrators, and CLIENT trainers, will be trained in their respective activities.

Methodical ramp-up of volume begins once the SRR is completed and the data conversion has ended. During this period, inventory tracking will be carefully monitored. Following successful completion the first ramp-up operation, volume is increased as outlined in the Start-up Plan (developed during the System Configuration Phase). OPTUM will provide support as required during this phase. Acceptance of this phase is conditional upon the CLIENT'S Acceptance as defined by `Final Acceptance Criteria' in Addendum A/Attachment A. A sign-off of the Site Acceptance Test Form by the CLIENT will constitute acceptance by the CLIENT of this phase.

2.0 LIST OF OPTUM DELIVERABLES

The following is a list of specific deliverables that are to be provided by OPTUM at each project phase.

2.1         Project Preparation Phase:
            1.          CLIENT System Sizing Model Output
            2.          Process Flow Samples
            3.          Standard MOVE Host Interface Specifications
2.2         Customer Empowerment Phase
            1.          PIR Briefing
            2.          Pilot Hardware and Third Party Software
            3.          MOVE System Software
2.3         System Configuration Phase:
            1.          SCRR Briefing
            2.          Configuration Workshop Document
            3.          Pilot Configuration & Mapping
            4.          Standard Loading Utilities

            5.          Estimate Modifications
2.4         Implementation Phase
            1.          IRR Briefing
            2.          Initial set of Oracle operating tables
            3.          WMS Solution
            4. Develop and incorporate MOVE enhancements and modifications as defined in the configuration workshop
            5.          Certificate of SRT completion
            6.          MOVE System manuals
            7.          Example SRT Test Cases
2.5         Installation & Start-up Phase:
            1.          SIR Briefing
            2.          SRR Briefing
            3.          User Training
            4. Start-up Support as defined in above Section 1.5 and the Project Plan.

3.0 LIST OF CLIENT RESPONSIBILITIES
The following activities and deliverables are the specific responsibility of CLIENT.
3.1         Project Preparation Phase
            1.          CLIENT Team Formation
            2.          Prepare Existing Process Flows
            3.          Telecoms Link to OPTUM
3.2         Customer Empowerment Phase
            1.          Host Interface Development Approach
            2.          Team Training Exercise Completion
            3.          Documentation of WMS Requirement
            4.          Authorization to purchase Hardware and Third Party
                        Software
            5.          Site Perpetration
            6.          Initiate site surveys with RF vendor
3.3         System Configuration Phase
            1. Supply information on current and future processes, work flows, and operational volumes
            2.          Supply warehouse mapping information
            3.          Complete Configuration & Mapping
            4.          Develop SRT Test Plan, Test Criteria, Test Cases and
                        Test Data
            5.          Approve the Configuration Workshop document
            6.          Develop the Start-up Plan
3.4         Implementation Phase:
            1.          Develop standard MOVE interfaces on Business Host system
            2.          Provide SRT test scenarios
            3.          Participate in execution of SRT
            4.          Sign-off of SRT
3.5         Installation and Start-up Phase:
            1.          Label locations
            2. Provide operational Ethernet LAN at each operational site

            3.          Implement RF communications network at the CLIENT site
            4. Provide power wiring and power connections for system components
            5.          Provide personnel for training on system operations
            6.          Provide trained personnel for operational tests
            7. Provide initial product, UOM, and inventory information in standard MOVE format
            8.          Provide facilities for training
            9.          Provide facilities for OPTUM on-site personnel

4.0         PROJECT SCHEDULE
The Project Schedule provides OPTUM'S implementation plan for the CLIENT. After discussions with CLIENT Project Schedule is developed as the base-line CLIENT project plan. Contained in this base-line plan is the owner of the tasks and what resources will be used to complete the task. The project schedule itemizes the tasks to be completed, tests to be performed and manpower required. The project plan will be update prior to each phase during the particular phase review.

5.0 WORK BREAKDOWN STRUCTURE
The Work Breakdown Structure, specifies the basic tasks to be performed and the resources, responsibilities, and cost information relation to these tasks.

6.0 LIST OF THIRD PARTY HARDWARE
Third Party Hardware and Software requirements, representative costs are estimated and will be finalized at the conclusion of the Customer Empowerment Phase. Prices are exclusive of all sales, use, and like taxes. CLIENT shall pay or reimburse OPTUM for all such taxes. In addition to these fees, CLIENT shall be billed for shipping, media, and insurance charges when OPTUM is required to send materials to CLIENT. CLIENT shall also be billed for any telephone charges incurred if modem connection is required.

7.0 CHANGE ORDERS
CLIENT and OPTUM may request changes to the scope of the project, Statement of Work, Work Breakdown Structure, Project Plan, or other related items to this project. When such changes occur both parties must agree to the changes in writing prior to any work performed by either OPTUM or CLIENT. Once changes are agreed upon the Statement of Work, Work Breakdown Structure, Project Plan or other related documents will be revised and issued to both OPTUM and CLIENT.

8.0 STATUS REPORTING
OPTUM will distribute on a bi-monthly basis a report summarizing the status of PROGRAM(S) delivery, development and system implementation.

                        EXHIBIT B: ESTIMATED GAP ANALYSIS

The following is a summary of the initial gaps by function identified during Optum Software's demonstration.

Receiving/Putaway
o The manual carton count verification prior to putaway.
As we understood from our discussions, they would "assume that what was reported as "inside the carton" was actually inside the carton and product distribution would not be responsible for detailed counts. For the number of cartons within a container, this would be addressed by the following item. No modification has been quoted for this item.

o Currently do not associate the physical cart with the ASN
The primary issue here was that our data structure did not accommodate the downloaded association of a cart number as a part of the ASN. However, after detailed discussions with the Systecon and Harris personnel, it was identified that the creation of license plates could be performed by MOVE at the "end" of the manufacturing process. This would allow MOVE to be installed without any modification to the ASN data structure and would benefit Harris by avoiding modifications in their manufacturing system to provide the ASN information to MOVE. Harris is currently reviewing if there is any potential conflict between organizations and their responsibilities (some costing issues would have to be resolve between the internal organizations, however it was determined that with MOVE'S time stamp of all receiving transactions that this may be accommodated). No modification has been quoted for this item.

It was also confirmed internally at OPTUM that MOVE supports nested license plates when the parent and child are indicated in the ER detail line and this would probably allow implementation of the original scheme proposed to be accommodated as well (although the option in the first paragraph is preferred).

Crossdocking

o Identifying crossdock opportunities based on comparing the open order lines with incoming receipts.
It was determined that MOVE's newer cross-docking features that provide "automatic" cross-docking based upon a demand did not constitute the style of cross-docking that would be utilized by Harris. Rather, their desire is to perform a "matching" function between the production schedule (expected receipts) and the outstanding order pool. After reviewing these opportunities, a decision wold be made to identify receipts that should be cross-docked. All agreed that there would need to be additional definition and investigation as to the best way to achieve this.

One possibility is to develop the "matching" function in an ODBC complaint tool such as Excel or Access. With this type of tool, a manager could identify the potential "matches" and then modify the orders and expected receipts to define a cross-docking Material Status Code (MSC=XDK) that would cause all or a portion of an ASN to be stored in a forward picking location (e.g., a set of locations near the dock). While this is one alternative, there are other alternatives which could imply modifications to the MOVE software. No modification has been quoted for this time (but this item is identified for review at a later date).

Order Management
o Maintaining a customer profile in support of unique customer date codes, verification, and documentation.
Two approaches could be take to this. The "no modification" approach would be for Harris to provide customer profile information as a part of the download process. The "modification" approach would be for OPTUM to add a customer profile table to the MOVE product that could be accessed either during the download of orders (Option #1) or through the identification of customer required date codes as well as messages for verification and documentation (Option #2).

The estimate for Option #1 requires a modification to MOVE's "Enterprise" table to add the field or fields required to specify the verification requirements. This will also include the modification of the associated forms. During order download, the host interface routines (modified) will access the enterprise ID table and populate the order message with the verification requirements.

The estimate for Option #2 is base upon the fact that Harris may not perform a traditional MOVE packing task as they pick into the shipping container. MOVE can therefore use the packing stage to perform order verification instead of adding a new task for order checking. One of our other clients also does not perform a packing task and uses that step to do order verification.

The estimate for Options 1 & 2 is 156 hours.

o The ability to assign a pack and hold status on an as needed basis.
Several of OPTUM's clients have configured MOVE to use one of the generic fields in the order header as a `Value Added' field. This is used to indicate the requirement for value added processes. This field is one of the criteria in the Task Plan Selector. This field can be edited in the GUI. MOVE can therefore use the Value Added field to indicate that we want to use Plan 80 - this has a pack & Hold step.

The estimate for this modification is approximately 34 hours.

Inventory Management
No modification has been quoted for this item.

Picking
No modification has been quoted for this item.

Replenishment
o The ability to batch multiple replenishment pull within pick area destination.

Verification
o No formal carton verification task.
MOVE has a license plate audit function which may facilitate this without a modification. No modification has currently been quoted for this item.

o Require a messaging table in support of unique verification requirements. Please refer to customer profile response above.

o No verification complete or fail status.
MOVE has a license plate audit function which may facilitate this without a modification. No modification has currently been quoted for this item. This function will log discrepancies on the audit. Additionally, as stated previously, the packaging function can be used for auditing which would not require the development of a new task type.

Manifesting/Shipping
OPTUM Software has provided Harris with a number of options in terms of third party packages which may meet Harris' functional requirements (e.g., TanData, Clippership, and Aristo). Both Clippership and Aristo are interfaced using ODBC connections to a standard MOVE table and it is assumed at this time that this strategy could be used for other manifesting packages such as Syntra. No modification has been quoted for this item.

                           EXHIBIT A: PRICING DETAIL

1. Requirements & Modifications may vary due to the clients operational requirements and business practices, and suggested work arounds to achieve desired requirements. These are reviewed during the Configuration Workshop.

2. Interfaces to external systems are not included in this quote. They will be defined during the Configuration Workshop and implemented on a Time & Material estimate.

                            ADDENDUM B/ATTACHMENT B:
                            HARDWARE PURCHASE OPTION

1.0 THIRD PARTY HARDWARE
OPTUM agrees to sell and CLIENT agrees to purchase the Third Party hardware

2.0 SHIPMENT F.O.B.
All equipment, components and documentation provided to CLIENT will be F.O.B Hardware vendor's facility. CLIENT will be responsible for shipping, insurance, risks of physical loss or damage occurring to the equipment and components thereof at the installation sites and en route thereto after shipment from the Hardware vendor's facility. OPTUM will be responsible for risks of physical loss or damage occurring to the equipment and components in the event that the equipment and components are received at OPTUM'S facilities.

3.0 TITLE, LICENSE & OWNERSHIP
Title to the Hardware shall vest in CLIENT upon payment of the purchase price of such items by CLIENT.

4.0 THIRD PARTY MAINTENANCE

4.1 OPTUM herein shall pass through to CLIENT all warranty and maintenance agreements offered by the manufacturers of the hardware purchased hereunder.

4.2 Upon expiration of vendor warranty and written approval by CLIENT, OPTUM will place the Third Party Hardware under maintenance supplied by the vendor. CLIENT will be invoiced and agrees to pay for maintenance as it comes due.

                                      OPTUM
                                    SOFTWARE
                                   ADDENDUM C
                    MAINTENANCE & SUPPORT TERMS & CONDITIONS

This Maintenance & Support Agreement, entered into by OPTUM and CLIENT, covers in the run-time code PROGRAM(S) licensed to CLIENT by OPTUM.

1.0 TERM OF AGREEMENT
This AGREEMENT shall be effective when signed by an authorized representative of CLIENT and accepted by OPTUM. The initial term of this Agreement shall be from
(90) days after SRT for the period specified below. The AGREEMENT will automatically be renewed for additional annual periods at OPTUM'S then prevailing support rate for the chosen Support Plan(s), as described in the current Professional Services rate sheet. A new Professional Services rate sheet, if any, will be sent to CLIENT at least thirty (30) days prior to the end of any contract term. This Maintenance and Support AGREEMENT, or any portion thereof, may be terminated, after term of initial Maintenance and Support AGREEMENT, by CLIENT by delivery of ninety (90) days' written notice.

2.0 ELIGIBILITY OF SERVICE
The PROGRAM(S) must be in the accepted version based on the Client Acceptance Test (SRT) and any additional OPTUM approved PROGRAM(S) updates or future releases. The PROGRAM(S) is subject to inspection and approval by OPTUM before becoming eligible for coverage. OPTUM will continue to support CLIENT for a period of five (5) years from the installation date an old release, provided CLIENT continues to maintain its annual Maintenance & Support Agreement.

3.0 UPGRADE/MAINTENANCE SERVICES
OPTUM shall, during the period of service, provide the following Upgrade and Maintenance services under this AGREEMENT for an Annual Upgrade and Maintenance Fee as specified in Addendum C/Attachment B.

3.1 Supply a temporary fix or make a reasonable attempt to make an emergency bypass to the problem if the PROGRAM(S) yields incorrect results and if OPTUM diagnoses the problem as a defect in a current, unaltered release of the PROGRAM(S).

3.2 Provide CLIENT with bug fixes relating to the PROGRAM(S), as said solutions become known to OPTUM. If the problem is due to other causes, such as unauthorized modifications to the PROGRAM(S), OPTUM will advise CLIENT of the cost required to upgrade the product.

3.3 Provide CLIENT with future releases of the PROGRAM(S), with no additional license fees. OPTUM reserves the right to make changes in the operating procedure, programming language, library modules, types of hardware supportability, and other related programming and documentation improvements required to maintain a current, competitive product.

3.4 If, during the routing maintenance support provided under this AGREEMENT, CLIENT causes the need to provide new PROGRAM(S) functionality, or reconstruction of lost, altered or damaged data, CLIENT agrees to pay for such services on a Time-and-Material basis. In the possible event of lost, altered, damaged data or PROGRAM(S), caused by OPTUM'S personnel, OPTUM will make a best effort attempt to reconstruct that data or PROGRAM(S) in accordance with the Maintenance and Support AGREEMENT at its cost. CLIENT shall be responsible for maintaining archive records.

4.0 SUPPORT LIMITATIONS

PROGRAM(S) support hereunder applies only to PROGRAM(S) developed, owned or supplied by OPTUM or modification to PROGRAM(S) made by OPTUM. This Agreement does not include non-licensed optional features and improvement, all of which are subject to separately charged prevailing time and material fees.

5.0 CLIENT RESPONSIBILITIES

5.1 Problem Reporting: When reporting problems, CLIENT shall provide appropriate problem documentation as outlined in OPTUM'S then current problem reporting procedures. OPTUM will respond to the problem according to its Problem Reporting & Resolution Manual. At OPTUM'S request, CLIENT shall provide media containing system use data and related files sufficient to enable OPTUM and CLIENT to reconstruct the reported problem. CLIENT shall provide an OPTUM approved/specified modem by which OPTUM may access CLIENT's system. CLIENT shall be responsible for performing routine preventative maintenance of the system.

5.2 Designated Contacts: CLIENT will designate people at each CLIENT site to be eligible to contact OPTUM for support. Names of these contacts will be supplied to OPTUM. Contacts must be certified by OPTUM, where such certification typically requires OPTUM supplied system training. The number of Designated Contacts will depend on the Support Plan(s) chosen an whether the CLIENT has elected to add additional Designated Contacts for an additional fee. The Designated Contacts per CLIENT site are described in Attachment A.

Approvals:

OPTUM                                               CLIENT

By: /s/ Paul A. Crist                               By: /s/ Karl McCelley
    --------------------------                          ------------------------
Acceptance Date: 12/12/97                           Acceptance Date: 1-20-98
                 -------------                                       -----------

                            ADDENDUM C/ATTACHMENT A:
                             SUPPORTED CLIENT SITES

Total Number of Sites:              1

Site 1:  Address                                                    Kuala Lumpur
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Site 2:  Address
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Site 3:  Address
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Site 4:  Address
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Site 5:  Address
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Site 6:  Address
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Site 7:  Address
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Attach additional sheets if necessary

                            ADDENDUM C/ATTACHMENT B:
                           MAINTENANCE & SUPPORT FEES
                               FOR THIS AGREEMENT

DESCRIPTION OF SUPPORT PLAN(S)

1.0 PRODUCTS
OPTUM offers several Support Products to fit our customer's needs. OPTUM also offers a Partner Program that provides a higher degree of customer service. Maintenance releases are included as part of all the Support programs. Emergency help and on-site support are also available. Annual maintenance fee increases, if any, will be capped at a maximum of a three 3% percent increase.

PLAN A (5X8)
Plan A allows customers to choose any eight consecutive hours of support between the hours of 2 AM to 6 PM, Monday through Friday, Australian Time. Customers may designate two people as their Central Contacts for communicating with OPTUM Support. One alternate Central Contact may also be designated. All Central Contacts must be OPTUM certified. The certification training for three people per site is included in Plan A. Training classes are held at OPTUM headquarters on a periodic basis. Travel-related expenses for attendees are not included. Support calls to OPTUM outside of the contractual time range are considered "Emergency Calls" and are subject to Time & Material charges with a four hour minimum. Plan A includes three free "Emergency Calls" per quarter.

PLAN B (5X16)
Plan B provides sixteen hours of support coverage, 2 am to 6 pm Australian Time, Monday through Friday. Customers may designate two people as their Central Contacts for communicating with OPTUM Support. One alternate Central Contact may also be designated. All Central Contacts must be OPTUM certified. The certification training for three people per site is included in Plan B. Training classes are held at OPTUM headquarters on a periodic basis. Travel-related expenses for attendees are not included. Support calls to OPTUM outside of the contractual time range are considered "Emergency Calls" and are subject to Time & Material charges with a four hour minimum. Plan B includes five free "Emergency Calls" per quarter.

PLAN C (7X24)
Plan C is complete, around-the-clock coverage. OPTUM engineers are available seven days a week, twenty-four hours a day. Engineers are immediately available sixteen hours a day. Engineers are immediately available sixteen hours a day. For off-hours and weekends, a one-hour response time is provided. Customers may designate four people as their Central Contacts for communicating with OPTUM Support. Two alternate Central Contacts may also be designated. All Central Contacts must be OPTUM certified. The certification training for six people per site is included in Plan C. Training classes for six or more people may be held at the customer sited or at OPTUM headquarters. Travel-related expenses for the trainer &/or attendees are not included.

EMERGENCY CALLS
For customers choosing Plan A or Plan B, emergency support is available for time outside of the Support contract. A minimum of four hours is charged for emergency support at OPTUM' current Time & Material rates. The current rate for emergency calls is $150 per hour.

ON-SITE SUPPORT
Based on engineer availability, on-site support is available at a daily rate, subjected to a two day minimum.

MOVE ANNUAL SUPPORT PLAN OPTIONS:

Plan A 5X8             Plan B 5X16                    Plan C 7X24
$29,250                $40,938                        $51,188

ALL THREE PLANS ASSUME THE FOLLOWING:

1.          A three year contract, with Harris Option to terminate
2.          Annual payments
3.          Less than $50,000 in modifications
4.          Harris Certified Help Desk (25% discount)